Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249984) and Forms S-8 (No. 333-189135, No. 333-217878, No. 333-279975 and No. 333-279976) of Acacia Research Corporation of our report dated December 27, 2024, relating to the consolidated financial statements of Deflecto Acquisition, Inc. and Subsidiaries, appearing in Acacia Research Corporation’s Current Report on Form 8-K/A filed January 2, 2025.

/s/ Baker Tilly US, LLP

Madison, Wisconsin

December 31, 2024